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Exhibit 23.1
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CONSENT OF GRANT THORNTON LLP, INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 (No. 2-85501) of Irvine Sensors Corporation of our report dated January 6, 1999, which appears on page 20 of the Annual Report to Shareholders which is incorporated by reference in this Annual report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 20 of this Form 10-K.


/s/ GRANT THORNTON LLP

Grant Thornton LLP

Irvine, California
January 6, 1999